Exhibit 99.1

China Organic Agriculture, Inc. Completes Acquisition of
Changbai Eco-Beverage, a Blueberry Product Producer

China Organic Agriculture, Inc. (OTC Bulletin Board: CNOA) (“China Organic Agriculture” or the “Company”), a company headquartered in the Liaoning Province in China engaged in the trading and distribution of agricultural products, today announced that it has completed acquiring 60% of the stock of Changbai Eco-Beverage Co., Ltd. (“Changbai”) for RMB70 million ($10.25 million).

Located in the Liaoning Province in China, Changbai is mainly engaged in the research, production and sale of various natural products including blueberry drinks, blueberry health care products, and bee products to meet the increasingly market demands in China for these goods. The Chinese economy's dramatic rise in the disposable income has increased the demand for "green foods" such as those provided by Changbai.

Founded in May 2008, Changbai estimates that it achieved a net income of approximately RMB15 million in 2009. With the strong demand for its products, Changbai plans to expand its blueberry distribution on a national basis, thus increasing its market share in the Chinese blueberry segment, and its recognition as a quality producer of organically friendly products.

As a result of becoming a part of the China Organic Agriculture’s family, Changbai will be able to more quickly expand both its distribution and its product mix in China’s expanding blueberry market. By utilizing the Company’s existing distribution network, Changbai will be able to do this while benefiting its distribution efficiencies and overall profitability.

About China Organic Agriculture

China Organic Agriculture is based in China and is primarily engaged in the acquisition, trading and distribution of agricultural products. For more information, please visit: http://www.chinaorganicagriculture.com.

FORWARD-LOOKING STATEMENTS: Except for historical information, this press release contains forward-looking statements which reflect the China Organic Agriculture's current expectations regarding future events. These forward- looking statements involve risks and uncertainties, which may cause actual results to differ materially from those statements. Those risks and uncertainties include, but are not limited to, changing market conditions and other risks detailed from time to time in China Organic Agriculture's ongoing quarterly filings and annual reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events in this press release might not occur.

Forward-looking statements include, but are not limited to, statements concerning future acquisitions, including the acquisition of Changbai, estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of China Organic Agriculture's products and other statements which are not historical facts. When used in this document, words such as "could," "plan," "estimate," "expect," "intend," "may," and similar expressions denote forward-looking statements. Although China Organic Agriculture Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those set forth in our reports filed with the Securities and Exchange Commission, together with the risks discussed in our press releases and other communications to shareholders issued by us from time to time, such as our ability to raise capital as and when required, the availability of raw products and other supplies, competition, the costs of goods, government regulations, and political and economic factors in the People's Republic of China in which our subsidiaries operate.

For more information, please contact:

China Organic Agriculture, Inc.
Hans Shen
Tel: +1-707-709-2321
Email: IR@cnoainc.com